UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2019

VITAL THERAPIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15222-B Avenue of Science San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (858) 673-6840
________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vital Therapies, Inc. (the “Company”), in an effort to maximize the cash on our balance sheet in the share exchange transaction with Immunic AG, as previously announced, has restructured our severance arrangements with our executive officers, including our chief executive officer (“Executives”). In connection with the restructuring of these agreements, and as described in greater detail below, on January 10, 2019 the compensation committee of our board of directors approved (i) the cancellation of options held by our Executives; (ii) amendments to the existing change of control and severance agreements with each of our Executives; (iii) the adoption of a form of Restricted Stock Unit (“RSU”) award agreement under our 2014 Equity Incentive Plan; and (iv) grants of RSUs to our Executives, contingent upon the Executives agreeing and entering into all agreements necessary to effectuate these transactions. On January 11, 2019, the Company and each of the Executives executed the respective Amendment No. 1 to Change of Control and Severance Agreement for our CEO and other executive officers, executed an option cancellation agreement, and received the following, respective RSU grants:

		RSUs Granted
Russell J. Cox	Chief Executive Officer	1,854,376
Duane D. Nash	President	886,316
Michael V. Swanson	Chief Financial Officer	817,826
Robert A. Ashley	Chief Scientific Officer	816,634
John M. Dunn	General Counsel	724,848

The above RSUs shall be settled in cash and/or shares of common stock of the Company, vest 25% on each of the first four anniversaries of January 11, 2019, and accelerate 100% upon termination without cause or resignation for good reason pursuant to the amended change of control and severance agreements.

The following description of the amendments to our change of control and severance agreements does not purport to be complete, and such description is qualified in its entirety by reference to the text of the complete amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amendments to Change of Control and Severance Agreements

Our compensation committee approved the following modifications to our change of control and severance benefits for our Executives as follows:

Severance Benefits for CEO
The amendment to the change of control and severance agreement for our chief executive officer (“CEO”) provides for (i) a lump sum cash payment in an amount equivalent to twelve months’ salary for termination without “cause” or a termination by him for “good reason” that is not in connection with a change of control, and (ii) a lump sum cash payment in an amount equivalent to eighteen months’ salary for termination without “cause” or a termination by him for “good reason” in connection with a change of control. Furthermore, if the termination is in connection with a change of control, the amendment provides for a decrease in the amount of such cash payment to be paid to our CEO upon termination by us or our successor without “cause” or a termination by him for “good reason,” by an amount equal to the total value, as of January 10, 2019, of the RSUs granted as if such RSUs had been settled in cash as of that date. All RSUs held by our CEO accelerate 100% on termination without cause or resignation with good reason, in each case, as described therein. In addition, the amendment provides that the period in which a change of control could occur after a termination of our CEO not in connection with a change of control, but still trigger the severance payments for a termination in connection with a change in control, was increased from two months to six months.

Severance Benefits for Other Executive Officers

The amendment to the change of control and severance agreement for our other executive officers provides for (i) a lump sum cash payment in an amount equivalent to six months’ salary for termination without “cause” or a termination by such executive officer for “good reason” that is not in connection with a change of control, and (ii) a lump sum cash payment in an amount equivalent to twelve months’ salary for termination without “cause” or a termination by such executive officer for “good reason” in connection with a change of control. Furthermore, if the termination is in connection with a change of control, the amendment provides for a decrease in the amount of such cash payment to be paid to such other executive officers upon a termination by us or our successor without “cause” or a termination by such other executive officers for “good reason,” by an amount equal to the total value, as of January 10, 2018, of all of the RSUs granted as if such RSUs had been settled in cash as of that date. All RSUs held by such other executive officers accelerate 100% on termination without cause or resignation with good reason, in each case, as described therein. In addition, the period in which a change of control could occur after a termination of such other executive officers not in connection with a change of control, but still trigger the severance payments for a termination in connection with a change in control, was increased from two months to six months.

Cancellation of Options

In connection with the restructuring of the change of control and severance agreement as described above, all stock options to purchase shares of the Company’s comment stock pursuant to the Company’s 2012 Stock Option Plan, 2014 Equity Incentive Plan and/or its 2017 Inducement Equity Incentive Plan held by the Executives were cancelled by mutual agreement between the Company and the Executives pursuant to an option cancellation agreement entered into between the Company each Executive.

Form of RSU Award Agreement

In connection with the above, the compensation committee of our board of directors adopted a Form of RSU Award Agreement under the Company’s 2014 Equity Incentive Plan, which is filed as an exhibit to this Current Report on Form 8-K

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment No. 1 to Change of Control and Severance Agreement
10.2	Form of RSU Award Agreement under 2014 Equity Incentive Plan

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL THERAPIES, INC.

By: /s/ Michael V. Swanson
Michael V. Swanson Chief Financial Officer
Date: January 14, 2019